Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Eagle Financial Services, Inc. Stock Option Plan of 2003 our report dated January 28, 2004, on the consolidated financial statements of Eagle Financial Services, Inc. as of December 31, 2003, and for the period ended December  31, 2003, which appears in the annual report on Form 10-K of  Eagle Financial Services, Inc. for the year ended December 31, 2003.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

August 17, 2004